EXHIBIT 99.1

Kohlberg Capital Corporation Delays Filing of Third Quarter Report on Form 10-Q

NEW YORK, Nov. 9, 2009 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") has delayed the release of its full earnings results for the quarter ended September 30, 2009 while it is in discussion with its independent public accountants, Deloitte & Touche LLP ("Deloitte"), regarding valuation determinations under Statement of Financial Accounting Standards No. 157 -- Fair Value Measurements ("SFAS 157") included in its financial statements for the fiscal year ended December 31, 2008 (the "December 31, 2008 financial statements") and for subsequent interim periods in 2009. The Company has been informed by Deloitte that as a result of an annual internal inspection process, certain questions have been raised by Deloitte regarding the Company's methodology and process of valuing its loan portfolio investments under SFAS 157. Deloitte has requested information in addition to that which was previously provided by the Company for purposes of its review. Deloitte issued an unqualified opinion on the December 31, 2008 financial statements, which was included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

Because the Company's financial statements for the quarter ended September 30, 2009 incorporate its balance sheet as of December 31, 2008, the finalization and filing of the Company's quarterly report on Form 10-Q for the third quarter of 2009 will be delayed. Accordingly, the Company will be unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 by today's deadline, and it intends to file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission. The Company is, however, able to report that its net investment income for the nine months ended September 30, 2009 was approximately $17.9 million, or $0.81 per basic and diluted share, and for the three months ended September 30, 2009, net investment income was approximately $4.4 million, or $0.20 per basic and diluted share. The Company's third quarter net investment income of $0.20 per basic and diluted share includes the impact of higher interest costs on its credit facility due to a decision by its lenders to charge default interest, which the Company disputes. The Company estimates that its net investment income would have been approximately $0.29 per basic and diluted share for the quarter ended September 30, 2009 had the interest rate on its credit facility remained at its original stated terms. The Company has declared year-to-date dividends of $0.72 per share, consisting of dividends of $0.24 per share in each of the first, second and third quarters of 2009. The Company expects that in addition to its upcoming regular fourth quarter dividend, a further incremental or special dividend will be declared once the Company has determined the amount of its remaining undistributed taxable income for 2009.

The Company's Quarterly Report on Form 10-Q containing its full earnings results for the quarter ended September 30, 2009 will be filed as soon as practicable.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, the ability to complete additional CLO funds and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of any CLO fund. Such securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com